Exhibit 10.2

Certain identified information has been excluded because it is both not material and would be competitively harmful if publicly disclosed. These redacted terms have been marked in this exhibit at the appropriate places with the three asterisks [***].

Stryker Medical - Sage

Global Quality and Operations

Sage Products, LLC

3909 Three Oaks Rd

Cary, Illinois 60013

AJR Enterprises, LLC.

Attn: Mitch Rock

1200 Rukel Way

St Charles, IL 60174

March 26, 2025

Subject: Amended and Restated [***] Exclusive Supplier Letter of Commitment

Dear Mitch,

This letter agreement amends and restates in its entirety that certain Multi-Phased CapEx DR and Exclusive Supplier Letter of Commitment dated June 17, 2024 by and between Sage Products, LLC., with a place of business at 3909 Three Oaks Road, Cary, IL 60013 (herein referred to as "Stryker”) and AJR Enterprises, LLC., with a place of business at 1200 Rukel Way, St. Charles, IL 60174 (herein referred to as "Supplier") ("Letter Agreement''). Stryker and Supplier are referred to herein collectively as the "Parties" and individually as a "Party''.

In consideration of the covenants and agreements set forth below and other good and valuable consideration the sufficiency of which is agreed to by the Parties, the Parties hereby agree as follows:

Supplier agrees to purchase the equipment listed on Exhibit A (hereinafter, collectively the "Equipment") and Stryker agrees to purchase from Supplier the products listed on Exhibit B, as hereby amended, (hereinafter, the "Products") under the following conditions:

1.	Supplier Commitment

a.	Acquisition of Equipment. [***], Supplier agrees to purchase the Equipment identified in Exhibit A which shall be used solely for the manufacture of the Products for Stryker. The Equipment shall be deemed to be "Tools" as set forth in Section 9.3. of that Supply Agreement by and between Stryker and Supplier dated January 1, 2021 ("Supply Agreement") and Supplier shall maintain the Equipment in accordance with the Equipment Placement Terms of the Supply Agreement.

b.	Manufacturing Line. Supplier agrees to use the Equipment and make any additional investments necessary to establish a manufacturing line capable of manufacturing the Products in accordance with the forecast provided by Stryker. (the "Manufacturing Line").

c.	Product Price. Supplier agrees to supply the Products to Stryker at the prices and pursuant to the terms set forth in Exhibit B.

2.	Stryker Commitment

a.	Payment. Stryker agrees to pay Supplier [***] for the Equipment in Exhibit A, which will be due when invoiced. Title to Equipment will transfer to Stryker upon successful completion of validation activities.

b.	Exclusivity. In exchange for Supplier's investments in the Manufacturing Line, for those Products identified on Exhibit B, Stryker agrees to purchase one hundred percent (100%) of its requirements for such Products from Supplier for the duration of the Term. For clarity, Stryker will not purchase those Products on the Exhibit B from any other Supplier, and neither Stryker . nor its affiliates will manufacture and/or supply those Products for the duration of the Term.

Notwithstanding the foregoing, Stryker's obligation pursuant to this Section 2 shall cease if any of the following events is not cured by Supplier within sixty (60) days from Stryker's notification of the failure to the Supplier (e.g. by email), or as otherwise provided in sub-section iii below, provided that the delay in remedying such failure is not caused by any action or omission of Stryker:

i.	[***];
ii.	[***];

iii.	[***];
iv.	[***]; or
v.	[***].

Notwithstanding the foregoing, Supplier shall not be deemed in breach of this Letter Agreement if any failure to perform herein is caused by a Force Majeure Event (as defined in the Supply Agreement).

3.	Term: This Letter Agreement shall be effective as of April 24, 2024 ("Effective Date") and shall expire on July 1st, 2030 ("Term").

4.	General Terms. This Letter Agreement, including any documents referred to herein and any exhibits attached hereto, are incorporated herein by reference and constitute the entire agreement between the Parties with respect to the purpose herein, and there are no other representations, warranties, covenants, or obligations with respect to the purpose herein except as set forth in this Letter Agreement. In the event of conflict between the Letter Agreement and the Supply Agreement or any Purchase Order, this Letter Agreement shall supersede. This Letter Agreement replaces and supersedes any prior version of such Letter agreement. Except as provided below, neither Party may assign this Letter Agreement without the prior written consent of the other Party. All of the terms and provisions of this Letter Agreement shall be binding upon, shall inure to the benefit of, and be enforceable by successors and assigns of the Parties. Termination or expiry of this Letter Agreement shall not affect any rights, remedies, obligations or liabilities of the Parties that have accrued up to the date of termination or expiry, including the right to claim damages for any breach of this Letter Agreement that existed at or before the date of termination or expiry. Except as otherwise stated herein, this Letter Agreement shall not be deemed to create any obligation on either Party to consummate any other agreement or business relationship. This Letter Agreement shall not confer any right or remedy upon any person other than the Parties and their respective successors and permitted assigns. The waiver of any right or remedy by a Party for a breach of this Letter Agreement by the other Party shall not be construed to be a waiver by such Party of any future breach. Any modification or amendments to this Letter Agreement must be in writing and signed by both Parties. If any provision of this Letter Agreement shall be deemed illegal, invalid or unenforceable the parties shall endeavor to replace it by another provision that shall as closely as possible reflect their original intention. The validity, legality and enforceability of the remaining provisions shall not in anyway be affected or impaired thereby. This Letter Agreement shall be governed by and construed in accordance with the laws of the State of Delaware as applicable to contracts made and to be performed in that state, without regard to conflicts of laws principles, suit to enforce the interpretation or application of this Letter Agreement shall be brought within a court of competent jurisdiction, state or federal, located within the State of Illinois. Agreement may be executed and delivered in counterparts, including via facsimile or Adobe Acrobat or ".pdf' format, each of which shall be deemed to be an original, and all such counterparts shall constitute one instrument and any signature of this Letter Agreement through facsimile or other electronic means shall constitute execution of the Letter Agreement by such Party.

IN WITNESS WHEREOF, the Parties hereto have caused this document to be executed by their duly authorized corporate officers or representatives as of the date first above written.

Sage Products LLC

By: /s/ [***]

Title: Director, Sourcing, Medical

Date: 3/31/2025

AJR Enterprises, LLC

By: /s/ Mitch Rock

Title: President of UFP Technologies, Inc., sole member of AJR Enterprises, LLC

Exhibit A

[***]

(Amended) Exhibit B

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